Exhibit 99.1

PRESS RELEASE

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, November 5, 2020. The Macerich Company (NYSE: MAC, the “Company”) today announced results of operations for the quarter ended September 30, 2020, which included net loss attributable to the Company of $22.2 million or $0.15 per share-diluted for the quarter ended September 30, 2020 compared to net income of $46.4 million or $0.33 per share-diluted attributable to the Company for the quarter ended September 30, 2019. For the third quarter 2020, funds from operations (“FFO”)-diluted, excluding financing expense in connection with Chandler Freehold was $83.4 million or $0.52 per share-diluted compared to $133.2 million or $0.88 per share-diluted for the quarter ended September 30, 2019. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt is included within the financial tables accompanying this press release.

Results and Highlights:

•	All properties in the portfolio have resumed operations as of October 7, 2020.

•

Rent collections continued to improve, with collection rates increasing to approximately 81% in October of 2020 and 80% in the third quarter of 2020, up from approximately 61% in the second quarter of 2020.

•	Mall portfolio occupancy, including closed centers, was 90.8% at September 30, 2020, compared to 91.3% at June 30, 2020.

•

Mall tenant annual sales per square foot for the portfolio was $718 for the twelve months ended September 30, 2020, compared to $800 for the twelve months ended September 30, 2019. This sales metric excludes the period of COVID-19 closure for each tenant.

•	Average rent per square foot increased 1.8% to $62.29 at September 30, 2020, compared to $61.16 at September 30, 2019.

“We are a major employer and tax generator within all of our markets, and our properties are home to thousands of small businesses. After seven months of partial closures, we are pleased to finally have our entire portfolio open and operational. The reopening of our malls enabled us to deliver sequential improvement in rent collections and continued progress in our negotiations with retailers,” said the Company’s Chief Executive Officer, Tom O’Hern. “Looking ahead, we are confident that our high quality portfolio in strong gateway markets will continue to be coveted as the retail community reestablishes its foundation amidst the ongoing COVID-19 pandemic. We are partnering with our tenants to prepare for what will be a very unique holiday season and shopping environment. We will remain vigilant managing our properties to prioritize the health and safety of our shoppers, employees, tenants and service providers, and to adhere to CDC and to local and state jurisdictional mandates relating to COVID-19.”

Operational and Liquidity Update:

With the reopening of three indoor malls in Los Angeles County on October 7, all of the Company’s properties are now open and operational. During the third quarter, in addition to several development openings described later, the Company celebrated numerous new retail store openings, including among others:

•	Adidas and Tory Burch Outlet at Fashion Outlets of Niagara

•	Amazon Books and Tempur-Pedic at FlatIron Crossing

•	Madewell and West Elm at La Encantada

•	Amazon 4-Star, Capital One Café, Golden Goose, Indochino, Levi’s and Warby Parker at Scottsdale Fashion Square

•	Warby Parker at Twenty Ninth Street

•	Aerie at Vintage Faire Mall

Excluding the Company’s three indoor Los Angeles County assets, which only recently opened, approximately 93% of the square footage that was open prior to COVID-19 is now open and operating. Cash receipts continued to improve, increasing to approximately 80% in the third quarter of 2020 from approximately 61% in the second quarter of 2020. As of November 2, 2020, the Company has collected approximately 81% of rent for October. With continued improvement in operating cash flow, liquidity also continued to improve. Cash and cash equivalents increased from $573 million at June 30, 2020 to $630 million as of September 30, 2020.

Redevelopment:

While the Company has reduced its planned 2020 development expenditures by approximately $100 million, work continues to progress on selected projects. Notably:

•	One Westside in Los Angeles, a 584,000 square foot creative office redevelopment continues on schedule with a planned delivery to Google in early 2022

•	Restoration Hardware Gallery opened at The Village at Corte Madera in Corte Madera, CA

•	Comcast, Dick’s Sporting Goods (“Dick’s”) and Round One opened within the majority of the former Sears store at Deptford Mall in Deptford, NJ

•	Dick’s opened within a portion of the former Sears store at Vintage Faire Mall in Modesto, CA

•	Dick’s opened in a newly expanded footprint within a portion of the former Forever 21 store at Danbury Fair in Danbury, CT

•	Saratoga Hospital opened within the former Sears store at Wilton Mall in Saratoga Springs, NY.

Financing Activity:

The Company’s joint venture has secured a commitment for a $95 million loan on Tysons Vita, the residential tower at Tysons Corner. This 10-year loan will bear interest at a fixed interest rate of 3.30%, and is expected to close in November. This loan will provide incremental liquidity to the Company of approximately $47.0 million at the Company’s share.

The Company has secured an extension of the $191.0 million loan on Danbury Fair to April 1, 2021. The loan amount and interest rate are unchanged following that extension.

The Company has agreed to terms with the lender of the $103.9 million loan on Fashion Outlets of Niagara, and anticipates closing soon on a three-year extension to October 2023. The Company expects that the loan amount and interest rate will remain unchanged following that extension.

Dividend:

The Company’s Board declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on December 3, 2020 to stockholders of record at the close of business on November 9, 2020.

About Macerich:

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years (2015 – 2019). Additional information about Macerich can be obtained from the Company’s website at www.Macerich.com.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on November 5, 2020 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Revenues:
Leasing revenue	$175,506	$214,260	$554,981	$636,290
Other income	4,334	6,889	16,595	20,054
Management Companies’ revenues	6,004	9,978	19,807	29,277

Total revenues	185,844	231,127	591,383	685,621

Expenses:
Shopping center and operating expenses	64,680	69,328	192,538	203,024
Management Companies’ operating expenses	13,031	15,514	45,697	50,220
Leasing expenses	5,544	7,162	19,622	22,344
REIT general and administrative expenses	7,589	5,285	22,652	16,835
Depreciation and amortization	78,605	82,787	241,112	246,640
Interest expense (a)	37,184	14,799	65,292	90,265
Loss on extinguishment of debt	—	—	—	351

Total expenses	206,633	194,875	586,913	629,679

Equity in (loss) income of unconsolidated joint ventures	(12,513)	14,582	(16,988)	34,082
Income tax (expense) benefit	(1,106)	(678)	684	(1,703)
Gain (loss) on sale or write down of assets, net	11,786	(131)	(28,784)	(15,506)

Net (loss) income	(22,622)	50,025	(40,618)	72,815
Less net (loss) income attributable to noncontrolling interests	(431)	3,654	(833)	2,886

Net (loss) income attributable to the Company	($22,191)	$46,371	($39,785)	$69,929

Weighted average number of shares outstanding—basic	149,626	141,368	145,071	141,325

Weighted average shares outstanding, assuming full conversion of OP Units (b)	160,509	151,784	155,694	151,740

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	160,509	151,784	155,694	151,740

Earnings per share (“EPS”)—basic	($0.15)	$0.33	($0.28)	$0.49

EPS—diluted	($0.15)	$0.33	($0.28)	$0.49

Dividend paid per share	$0.15	$0.75	$1.40	$2.25

FFO—basic and diluted (b) (c)	$98,471	$170,579	$360,021	$453,723

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$83,367	$133,242	$266,584	$388,817

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$83,367	$133,242	$266,584	$389,168

FFO per share—basic and diluted (b) (c)	$0.61	$1.12	$2.31	$2.99

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.52	$0.88	$1.71	$2.56

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.52	$0.88	$1.71	$2.56

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $15,502 and $96,793 to adjust for the change in the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2020, respectively; and a credit of $39,455 and $70,977 to adjust for the change in the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2019, respectively; (ii) distributions of ($398) and $885 to its partner representing the partner’s share of net (loss) income for the three and nine months ending September 30, 2020, respectively; and $1,278 and $5,157 to its partner representing the partner’s share of net income for the three and nine months ended September 30, 2019, respectively; and (iii) distributions of $398 and $3,356 to its partner in excess of the partner’s share of net income for the three and nine months ended September 30, 2020, respectively; and $2,118 and $6,071 to its partner in excess of the partner’s share of net income for the three and nine months ended September 30, 2019, respectively.

(b)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($22,191)	$46,371	($39,785)	$69,929
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	(1,618)	3,427	(2,912)	5,151
(Gain) loss on sale or write down of consolidated assets, net	(11,786)	131	28,784	15,506
Add: gain on undepreciated asset sales from consolidated assets	12,362	81	12,402	615
Loss on write down of consolidated non-real estate assets	(1,361)	—	(4,154)	—
Noncontrolling interests share of gain (loss) on sale or write-down of consolidated joint ventures, net	929	—	929	(3,369)
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	71	(3)	77	381
Depreciation and amortization on consolidated assets	78,605	82,787	241,112	246,640
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,855)	(3,746)	(11,472)	(11,067)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	50,775	45,465	146,702	141,670
Less: depreciation on personal property	(3,460)	(3,934)	(11,662)	(11,733)

FFO attributable to common stockholders and unit holders—basic and diluted	98,471	170,579	360,021	453,723
Financing expense in connection with Chandler Freehold	(15,104)	(37,337)	(93,437)	(64,906)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	83,367	133,242	266,584	388,817
Loss on extinguishment of debt	—	—	—	351

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt—diluted	$83,367	$133,242	$266,584	$389,168

Reconciliation of EPS to FFO per share—diluted (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
EPS—diluted	($0.15)	$0.33	($0.28)	$0.49
Per share impact of depreciation and amortization of real estate	0.76	0.79	2.34	2.41
Per share impact of loss on sale or write down of assets, net	—	—	0.25	0.09

FFO per share—basic and diluted	$0.61	$1.12	$2.31	$2.99
Per share impact of financing expense in connection with Chandler Freehold.	(0.09)	(0.24)	(0.60)	(0.43)

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.52	$0.88	$1.71	$2.56
Per share impact of loss on extinguishment of debt	—	—	—	—

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.52	$0.88	$1.71	$2.56

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($22,191)	$46,371	($39,785)	$69,929
Interest expense—consolidated assets	37,184	14,799	65,292	90,265
Interest expense—unconsolidated joint ventures (pro rata)	26,882	25,552	80,199	78,974
Depreciation and amortization—consolidated assets	78,605	82,787	241,112	246,640
Depreciation and amortization—unconsolidated joint ventures (pro rata)	50,775	45,465	146,702	141,670
Noncontrolling interests in the OP	(1,618)	3,427	(2,912)	5,151
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(7,216)	(8,743)	(23,670)	(26,222)
Loss on extinguishment of debt	—	—	—	351
(Gain) loss on sale or write down of assets, net—consolidated assets	(11,786)	131	28,784	15,506
Loss (gain) on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	71	(3)	77	381
Add: Noncontrolling interests share of gain (loss) on sale or write-down of consolidated joint ventures, net	929	—	929	(3,369)
Income tax expense (benefit)	1,106	678	(684)	1,703
Distributions on preferred units	90	100	281	301

Adjusted EBITDA (d)	$152,831	$210,564	$496,325	$621,280

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Adjusted EBITDA (d)	$152,831	$210,564	$496,325	$621,280
REIT general and administrative expenses	7,589	5,285	22,652	16,835
Management Companies’ revenues	(6,004)	(9,978)	(19,807)	(29,277)
Management Companies’ operating expenses	13,031	15,514	45,697	50,220
Leasing expenses, including joint ventures at pro rata	6,043	8,147	21,432	25,170
Straight-line and above/below market adjustments	(9,887)	(8,850)	(22,691)	(23,538)

NOI—All Centers	163,603	220,682	543,608	660,690
NOI of non-Same Centers	(2,191)	(3,697)	(5,929)	(20,368)

NOI—Same Centers (e)	161,412	216,985	537,679	640,322
Lease termination income of Same Centers	(9,050)	(1,404)	(12,777)	(5,309)

NOI—Same Centers, excluding lease termination income (e)	$152,362	$215,581	$524,902	$635,013

NOI—Same Centers percentage change, excluding lease termination income (e)	-29.32%		-17.34%

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.